Joint Filer Information

Names:	Deerfield Capital L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited.

Address:	Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Management Company, L.P 780 Third Avenue, 37th Floor New York, NY 10017

Deerfield Special Situations Fund International Limited: c/o Bisys Management (B.V.I.) Limited Bison Court, Columbus Centre, P.O. Box 3460 Road Town, Tortola British Virgin Islands

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Fibrocell Science, Inc. (FCSC)

Date of Event Requiring Statement:	March 2, 2010

The undersigned, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P and Deerfield Special Situations Fund International Limited are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Hana Biosciences, Inc.

Signatures:

DEERFIELD CAPITAL, L.P.

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-in-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Capital, L.P., General Partner

By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-in-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-in-Fact

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	Deerfield Management Company

By:	Flynn Management LLC, General Partner

By:	/s/ Darren Levine
Darren Levine, Attorney-in-Fact